EXHIBIT 23.2

R.  E.  BASSIE  &  CO.,  P.C.
CERTIFIED  PUBLIC  ACCOUNTANTS
A  PROFESSIONAL  CORPORATION
--------------------------------------------------------------------------------
                                        7171  Harwin  Drive,  Suite  306
                                        Houston,  Texas  77036-2197
                                        Tel: (713) 266-0691  Fax: (713) 266-0692
                                        E-Mail:  Rebassie@aol.com




August  30,  2000

ComTech  Consolidation  Group
10497  Town  &  Country  Way,  Suite  460
Houston,  Texas  77024

We have reviewed, in accordance with standards established by the American Institute of Certified Public Accountants, the unaudited interim financial information of ComTech Consolidation Group, Inc. and subsidiaries for the periods ended March 31, 2000 and 1999, and June 30, 2000 and 1999, as indicated in our reports dated May 13, 2000 and August 11, 2000, respectively; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which were included in your Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2000 and June 30, 2000, are being used in this Amendment No. 1 to this Registration Statement.

We also are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of this Registration Statement (Form SB-2/A) prepared or certified by an accountants or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



/s/  R. E. Bassie & Co., P.C.


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                                                                    EXHIBIT 23.2

                           Warner & Washington L.L.P.
                         A Limited Liability Partnership
                                Attorneys at Law
                               4410 Montrose Blvd.
                              Houston, Texas  77006

  Telephone                                                         Facsimile
(713) 807-1007                                                   (713) 807-1024



                                 August 30, 2000



Comtech  Consolidation  Group,  Inc.
10497  Town  &  Country  Way
Suite  460
Houston,  Texas  77024

Gentlemen:

     We have acted as counsel to Comtech Consolidation Group, Inc. (the "Company") in connection with the Company's Registration Statement on Form SB-2 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 23,000,000 shares of the Company's Common Stock, par value $.00967 (the "Common Stock").

     As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

     Based on the foregoing and on such legal considerations as we deem relevant for purposes of this opinion, we are of the opinion that the Common Stock has been duly and validly authorized by all necessary corporate action by the Company and, assuming the sale of such securities and effectiveness of the Registration Statement, will be validly issued and fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and reference to our firm under the caption "Legal Matters" therein.

                                   Very  truly  yours,

                                   T.  Deon  Warner


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